Exhibit 99.1

Corsair Gaming Reports Third Quarter 2025 Financial Results

Adjusted EBITDA More than Doubles and Revenue Exceeds $1 Billion For the First Nine Months of 2025 on a Year over Year Basis

MILPITAS, CA, November 4, 2025 – Corsair Gaming, Inc. (Nasdaq: CRSR) (“Corsair” or the “Company”), a leading global provider and innovator of high-performance products for gamers, streamers, content-creators, gaming PC builders, and SIM driving enthusiasts, today announced financial results for the Company’s third quarter ended September 30, 2025.

Q3 2025 Financial Highlights (compared to Q3 2024)

•
Revenue increased 14% to $345.8 million.
•
Gross profit increased 34% to $93.1 million, reflecting improved product mix, favorable channel performance, and increased operational efficiency.
•
Adjusted EBITDA improved 236% to $16.2 million, which was above consensus
•
Net Income (loss) per share attributable to common stockholders improved to $(0.09) / $0.06 per diluted share on a GAAP / Non-GAAP basis, compared to $(0.56) / $(0.29), respectively.

First Nine Months 2025 Financial Highlights (compared to First Nine Months 2024)

•
Revenue increased 15% to $1.0 billion.
•
Gross profit increased 28% to $281.3 million, reflecting improved product mix, favorable channel performance, and increased operational efficiency.
•
Adjusted EBITDA improved 117% to $47.0 million.
•
Net Income (loss) per share attributable to common stockholders improved to $(0.35) / $0.19 per diluted share on a GAAP / Non-GAAP basis, compared to $(0.97) / $(0.27), respectively.

Definitions of the non-GAAP financial measures used in this press release and reconciliations of such measures to their nearest GAAP equivalents are included below under the heading “Use and Reconciliation of Non-GAAP Financial Measures.”

Business Segment Highlights

Gaming Components and Systems Segment

Corsair’s Gaming Components and Systems segment grew over 15% year-over-year, fueled by increased demand for memory products, performance PC builds and system upgrades. System builders continued to invest in high-wattage PSUs, 360mm water cooling, and large-capacity memory, particularly in response to the adoption of NVIDIA 5000 series GPUs, which drove attach rates across high-end components.

The launch of Corsair Air 5400, an award-winning triple-chamber airflow-optimized chassis, marked a key milestone in our case portfolio. The DDR5 product line also broke the overclocking world record multiple times during the quarter.

Gamer and Creator Peripherals Segment

The Gamer and Creator Peripherals segment grew over 10% year-over-year, supported by successful new product launches and expanded global channel presence. Corsair gained share in the performance gaming category with the release of the Saber Pro, an ultra-lightweight FPS gaming mouse, the Vanguard 96, a customizable keyboard with RGB LCD, combines enthusiast-grade design with premium functionality, and the Valor Pro, a PC and XBOX premium game controller with advanced TMR (Tunnel Magneto-Resistance) thumbstick sensors for anti-drift control. All new products saw strong traction with the gamer and creator community at launch.

Momentum in Fanatec-branded sim racing products remained strong, supported by ongoing operational improvements and expanded distribution. New products announced in October, including the advanced Podium Series precision pedal set and wheelbase, and the enhanced CSL Steering Wheel GT3, serve as proof points of successful roadmap execution, which will continue to expand into 2026 and beyond.

Elgato continued to lead in the creator market, highlighted by the launch of Facecam 4K, a studio-grade webcam delivering 4K60 video performance. Core products like Stream Deck and Elgato’s capture solutions saw sustained demand, supported by a growing community on the Elgato marketplace and broader ecosystem integrations.

Management Commentary:

Thi La, Chief Executive Officer of Corsair, commented, “We delivered strong results in Q3 with double-digit revenue growth and even stronger profit expansion, supported by disciplined execution and operational focus. Our performance reflects continued momentum across our ecosystem of brands and products.”

“We’re seeing great traction from recent product releases, including the Vanguard 96, Saber Pro, both of which feature Elgato Virtual Streamdeck technology, the latest 4K cameras and video capture products, and innovative PC case design, all of which position us to grow in a robust market. Early sell-through and community response have been among the strongest we've seen in recent launches.”

“We also continued to execute on our M&A integration where we’re expanding both our roadmap and global reach. Fanatec’s partnerships with leading motorsport brands including BMW, Porsche, Red Bull, and Sparco highlight our position as a trusted innovator in sim racing. Together, we’re delivering authentic, high-performance experiences that bridge real-world racing and simulation. At the SimRacing Expo in Dortmund, our Fanatec brand saw overwhelmingly positive interest and attendee traction, underscoring strong community appreciation and momentum behind its brand and new product lineup.”

Michael G. Potter, Chief Financial Officer of Corsair, added, “We grew profitability faster than revenue in the quarter, underscoring the significant operating leverage within our business model. While the global tariff environment remains fluid, we do not anticipate a material net impact from known or announced tariffs through year-end, so we have provided an outlook for the remainder of this year. During the quarter, we strategically increased inventory in line with typical seasonal patterns to support robust anticipated demand across all Corsair brands in the important Q4 holiday season, while maintaining a strong balance sheet to fund our long-term growth initiatives.”

Updated Full-Year 2025 Outlook

Corsair is updating its full-year 2025 guidance due to greater clarity around market dynamics and the ongoing changes in global trade policy developments.

•
Net revenue is expected to be in the range of $1.425 billion to $1.475 billion
•
Adjusted operating income to be in the range of $76 million to $81 million
•
Adjusted EBITDA is projected between $85 million and $90 million

This adjustment assumes a conservative outlook for Q4, primarily to account for a tight DDR5 memory market and reflects latest estimated customer spending patterns. While Corsair has a strong mitigation plan in place for memory availability, we believe it is prudent to temper expectations on the upside in this category.

Gaming and creator peripherals continue to grow year-over-year, tracking in the high single digits for 2025. As gamers focus on high-end PC builds, particularly with the adoption of NVIDIA 5000 series GPUs starting in late Q2 2026, we expect peripheral upgrades to follow as new builds normalize, supporting continued momentum into 2026.

Despite $12 million in unforeseen tariff costs since May, Corsair delivered meaningful margin progress through agile supply chain management, proactive sourcing, pricing actions, and disciplined spending. Corsair expects to exit 2025 with a solid year-over-year improvement in EBITDA margin, and we believe this positions Corsair for sustained profitable growth into 2026.

Conference Call and Webcast Information

Corsair will host a conference call to discuss the third quarter 2025 financial results today at 2:00 p.m. Pacific Time. The conference call will be accessible on Corsair’s Investor Relations website at https://ir.corsair.com, or by dialing 1-877-407-0784 (USA) or 1-201-689-8560 (International) with conference ID 13756262. A replay will be available approximately 3 hours after the live call ends on Corsair’s Investor Relations website, or through November 11, 2025, by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International), with passcode 13756262.

About Corsair Gaming

Corsair (Nasdaq: CRSR) is a leading global developer and manufacturer of high-performance products and technology for gamers, content creators, and PC enthusiasts. From award-winning PC components and peripherals to premium streaming equipment and smart ambient lighting, Corsair delivers a full ecosystem of products that work together to enable everyone, from casual gamers to committed professionals, to perform at their very best. Corsair also sells products under its Fanatec brand, the leading end-to-end premium Sim Racing product line; Elgato brand, which provides premium studio equipment and accessories for content creators; SCUF Gaming brand, which builds custom-designed controllers for competitive gamers; Drop, the leading community-driven mechanical keyboard brand; and ORIGIN PC brand, a builder of custom gaming and workstation desktop PCs.

Forward-Looking Statements

This press release contains express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company’s financial outlook for the full year 2025, the market position and growth of the Company’s various products; the growth and rate of growth of gaming and creator peripherals for full year 2025; future product launches; and the Company exiting 2025 with year-over-year improvement in EBITDA margin and being positioned for profitable growth in 2026. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: the Company’s limited operating history, which makes it difficult to forecast the Company’s future results of operations; current macroeconomic conditions, including the impacts of high inflation and risk of recession, on demand for our products, consumer confidence and financial markets generally; changes in trade regulations, policies, and agreements and the imposition of tariffs that affect our products or operations, including potential new tariffs that may be imposed on U.S. imports and our ability to mitigate; the Company’s ability to build and maintain the strength of the Company’s brand among gaming, streaming and content creator enthusiasts and ability to continuously develop and successfully market new products and improvements to existing products; the introduction and success of new third-party high-performance computer hardware, particularly graphics processing units and central processing units as well as sophisticated new video games; fluctuations in operating results; the loss or inability to attract and retain key management; the impacts from geopolitical events and unrest; delays or disruptions at the Company or third-parties’ manufacturing and distribution facilities; and the other factors described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”) and our subsequent filings with the SEC. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter ended September 30, 2025 are also not necessarily indicative of our operating results for any future periods.

Use and Reconciliation of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents certain non-GAAP financial information, including adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per diluted share and adjusted EBITDA. These are important financial performance measures for us, but are not financial measures as defined by GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per share and adjusted EBITDA to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in such non-GAAP measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making. We also present these non-GAAP financial measures because we believe investors, analysts and rating agencies consider it useful in measuring our ability to meet our debt service obligations.

Our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to net revenue, operating income (loss), net income (loss), cash provided by operating activities, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

We calculate these non-GAAP financial measures as follows:

•
Adjusted operating income (loss), non-GAAP, is determined by adding back to GAAP operating income (loss), the impact from amortization, stock-based compensation, one-time costs related to legal and other matters, acquisition and related integration costs, restructuring and other charges, and acquisition accounting impact related to recognizing acquired inventory at fair value.
•
Adjusted net income (loss), non-GAAP, excludes the impact from amortization, stock-based compensation, one-time costs related to legal and other matters, acquisition and related integration costs, restructuring and other charges, acquisition accounting impact related to recognizing acquired inventory at fair value and the reversal of bargain purchase gain on business acquisition, as well as the related tax effects of each of these adjustments.
•
Adjusted net income (loss) per diluted share, non-GAAP, is determined by dividing adjusted net income (loss), non-GAAP by the respective weighted average shares outstanding, inclusive of the impact of other dilutive securities.
•
Adjusted EBITDA excludes the impact from amortization, stock-based compensation, one-time costs related to legal and other matters, acquisition and related integration costs, restructuring and other charges, acquisition accounting impact related to recognizing acquired inventory at fair value, and the reversal of bargain purchase gain on business acquisition, depreciation, interest expense, net, and tax expense (benefit).

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Investor Relations Contact: David Pasquale ir@corsair.com 914-337-8801	Media Contact: media@corsair.com 510-657-8747

Corsair Gaming, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net revenue	$345,763	$304,199	$1,035,625	$902,756
Cost of revenue	252,667	234,538	754,296	683,371
Gross profit	93,096	69,661	281,329	219,385
Operating expenses:
Sales, general and administrative	82,032	74,072	254,304	224,677
Product development	16,691	16,533	51,838	50,585
Total operating expenses	98,723	90,605	306,142	275,262
Operating loss	(5,627)	(20,944)	(24,813)	(55,877)
Other (expense) income:
Interest expense	(2,053)	(3,011)	(7,205)	(10,138)
Interest income	197	297	1,407	3,020
Other expense, net	(829)	(910)	(6,632)	(1,887)
Total other expense, net	(2,685)	(3,624)	(12,430)	(9,005)
Loss before income taxes	(8,312)	(24,568)	(37,243)	(64,882)
Income tax expense	(2,080)	(27,018)	(3,772)	(21,240)
Net loss	(10,392)	(51,586)	(41,015)	(86,122)
Less: Net income attributable to noncontrolling interest	237	122	935	1,345
Net loss attributable to Corsair Gaming, Inc.	$(10,629)	$(51,708)	$(41,950)	$(87,467)

Calculation of net loss per share attributable to common stockholders of Corsair Gaming, Inc.:
Net loss attributable to Corsair Gaming, Inc.	$(10,629)	$(51,708)	$(41,950)	$(87,467)
Change in redemption value of redeemable noncontrolling interest	1,095	(6,684)	5,348	(13,044)
Net loss attributable to common stockholders of Corsair Gaming, Inc.	$(9,534)	$(58,392)	$(36,602)	$(100,511)

Net loss per share attributable to common stockholders of Corsair Gaming, Inc.:
Basic	$(0.09)	$(0.56)	$(0.35)	$(0.97)
Diluted	$(0.09)	$(0.56)	$(0.35)	$(0.97)
Weighted-average common shares outstanding:
Basic	106,289	104,397	105,802	103,974
Diluted	106,289	104,397	105,802	103,974

Corsair Gaming, Inc.

Segment Information

(Unaudited, in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net revenue:
Gamer and Creator Peripherals	$112,660	$101,966	$327,275	$303,168
Gaming Components and Systems	233,103	202,233	708,350	599,588
Total Net revenue	$345,763	$304,199	$1,035,625	$902,756

Gross Profit:
Gamer and Creator Peripherals	$44,292	$39,032	$131,795	$118,374
Gaming Components and Systems	48,804	30,629	149,534	101,011
Total Gross Profit	$93,096	$69,661	$281,329	$219,385

Gross Margin:
Gamer and Creator Peripherals	39.3%	38.3%	40.3%	39.0%
Gaming Components and Systems	20.9%	15.1%	21.1%	16.8%
Total Gross Margin	26.9%	22.9%	27.2%	24.3%

Corsair Gaming, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	September 30, 2025	December 31, 2024

Assets
Current assets:
Cash and restricted cash	$65,804	$109,385
Accounts receivable, net	191,882	218,648
Inventories	314,455	259,979
Prepaid expenses and other current assets	35,540	35,376
Total current assets	607,681	623,388
Restricted cash, noncurrent	249	246
Property and equipment, net	30,669	29,742
Goodwill	357,787	354,222
Intangible assets, net	135,763	164,319
Other assets	66,350	63,912
Total assets	$1,198,499	$1,235,829
Liabilities
Current liabilities:
Debt maturing within one year, net	$6,118	$12,229
Accounts payable	246,188	207,215
Other liabilities and accrued expenses	157,718	176,869
Total current liabilities	410,024	396,313
Long-term debt, net	116,753	161,310
Deferred tax liabilities	8,111	7,379
Other liabilities, noncurrent	53,036	51,375
Total liabilities	587,924	616,377
Temporary equity
Redeemable noncontrolling interest	10,345	15,149
Stockholders' equity
Common stock and additional paid-in capital	695,970	667,627
Accumulated deficit	(95,367)	(58,765)
Accumulated other comprehensive loss	(373)	(4,559)
Total stockholders' equity	600,230	604,303
Total liabilities, temporary equity and stockholders' equity	$1,198,499	$1,235,829

Corsair Gaming, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Cash flows from operating activities:
Net loss	$(10,392)	$(51,586)	$(41,015)	$(86,122)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	5,187	7,424	23,844	23,125
Depreciation	3,479	3,314	10,203	9,494
Amortization	10,109	9,566	29,744	28,582
Provision for doubtful accounts	—	66	2,828	—
Reversal of bargain purchase gain on business acquisition	—	—	2,581	—
Deferred income taxes, net of valuation allowance	96	28,031	(3,207)	12,766
Other	(7)	1,342	2,279	2,789
Changes in operating assets and liabilities:
Accounts receivable	(14,020)	(1,561)	24,003	74,258
Inventories	(19,542)	16,301	(63,280)	(9,569)
Prepaid expenses and other assets	726	(7,118)	4,744	216
Accounts payable	(11,260)	10,702	38,299	(61,316)
Other liabilities and accrued expenses	(1,367)	8,620	(19,071)	(13,901)
Net cash provided by (used in) operating activities	(36,991)	25,101	11,952	(19,678)
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	(43,131)	—	(43,131)
Purchase of property and equipment	(4,339)	(3,322)	(10,124)	(8,351)
Purchase of intangible asset	—	—	—	(100)
Purchase price adjustment related to business acquisition	—	—	—	1,041
Settlement of bridge Loan receivable	—	12,310	—	—
Net cash used in investing activities	(4,339)	(34,143)	(10,124)	(50,541)
Cash flows from financing activities:
Repayment of debt and debt issuance cost	(2,253)	(3,125)	(51,253)	(21,250)
Borrowings from line of credit	11,500	21,500	11,500	21,500
Repayment of line of credit	(11,500)	(21,500)	(11,500)	(21,500)
Purchase of additional ownership interest	—	(19,750)	—	(19,750)
Payment of deferred and contingent consideration	—	—	—	(4,942)
Proceeds from issuance of shares through employee equity incentive plans	2,052	1,810	5,493	5,110
Payment of taxes related to net share settlement of equity awards	(164)	(147)	(1,144)	(562)
Dividend paid to noncontrolling interest	—	(3,262)	(494)	(5,222)
Net cash used in financing activities	(365)	(24,474)	(47,398)	(46,616)
Effect of exchange rate changes on cash	299	535	1,992	(123)
Net decrease in cash and restricted cash	(41,396)	(32,981)	(43,578)	(116,958)
Cash and restricted cash at the beginning of the period	107,449	94,587	109,631	178,564
Cash and restricted cash at the end of the period	$66,053	$61,606	$66,053	$61,606

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Operating Income (Loss) Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Operating Loss - GAAP	$(5,627)	$(20,944)	$(24,813)	$(55,877)
Amortization	10,110	9,567	29,745	28,583
Stock-based compensation	5,187	7,424	23,844	23,125
One-time costs related to legal and other matters	2,490	29	4,483	7,499
Acquisition and related integration costs	528	2,281	4,228	4,660
Restructuring and other charges	849	3,369	2,716	4,935
Acquisition accounting impact related to recognizing acquired inventory at fair value	—	695	613	1,073
Adjusted Operating Income - Non-GAAP	$13,537	$2,421	$40,816	$13,998

As a % of net revenue - GAAP	-1.6%	-6.9%	-2.4%	-6.2%
As a % of net revenue - Non-GAAP	3.9%	0.8%	3.9%	1.6%

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Net Income (Loss) and Net Income (Loss) Per Share Reconciliations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss attributable to common stockholders of Corsair Gaming, Inc. (1)	$(9,534)	$(58,392)	$(36,602)	$(100,511)
Less: Change in redemption value of redeemable noncontrolling interest	1,095	(6,684)	5,348	(13,044)
Net loss attributable to Corsair Gaming, Inc.	(10,629)	(51,708)	(41,950)	(87,467)
Add: Net income attributable to noncontrolling interest	237	122	935	1,345
Net Loss - GAAP	(10,392)	(51,586)	(41,015)	(86,122)
Adjustments:
Amortization	10,110	9,567	29,745	28,583
Stock-based compensation	5,187	7,424	23,844	23,125
One-time costs related to legal and other matters	2,490	29	4,483	7,499
Acquisition and related integration costs	528	2,281	4,228	4,660
Restructuring and other charges	849	3,369	2,716	4,935
Reversal of bargain purchase gain on business acquisition	—	—	2,581	—
Acquisition accounting impact related to recognizing acquired inventory at fair value	—	695	613	1,073
Non-GAAP income tax adjustment	(1,983)	(2,031)	(6,793)	(11,317)
Adjusted Net Income (Loss) - Non-GAAP	$6,789	$(30,252)	$20,402	$(27,564)

Diluted net income (loss) per share:
GAAP	$(0.09)	$(0.56)	$(0.35)	$(0.97)
Adjusted, Non-GAAP	$0.06	$(0.29)	$0.19	$(0.27)

Weighted-average common shares outstanding - Diluted:
GAAP	106,289	104,397	105,802	103,974
Adjusted, Non-GAAP	107,977	104,397	107,554	103,974

(1) Numerator for calculating net income (loss) per share-GAAP

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Adjusted EBITDA Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net Loss - GAAP	$(10,392)	$(51,586)	$(41,015)	$(86,122)
Amortization	10,110	9,567	29,745	28,583
Stock-based compensation	5,187	7,424	23,844	23,125
One-time costs related to legal and other matters	2,490	29	4,483	7,499
Acquisition and related integration costs	528	2,281	4,228	4,660
Restructuring and other charges	849	3,369	2,716	4,935
Reversal of bargain purchase gain on business acquisition	—	—	2,581	—
Acquisition accounting impact related to recognizing acquired inventory at fair value	—	695	613	1,073
Depreciation	3,479	3,314	10,203	9,494
Interest expense, net of interest income	1,856	2,714	5,798	7,118
Income tax expense	2,080	27,018	3,772	21,240
Adjusted EBITDA - Non-GAAP	$16,187	$4,825	$46,968	$21,605

Adjusted EBITDA margin - Non-GAAP	4.7%	1.6%	4.5%	2.4%